EXHIBIT 21.1



                           SUBSIDIARIES OF THE COMPANY


The following are wholly-owned subsidiaries of MOCON, Inc.:

Name of Entity                                   Jurisdiction of Organization
--------------                                   ----------------------------

Microanalytics Instrumentation Corp.             Texas
Lab Connections, Inc.                            Minnesota
Baseline-MOCON, Inc.                             Colorado
MoCon FSC, Inc.                                  Barbados